EXHIBIT 23.2

Principal Officers:
Keith M. Braaten, P. Eng.
   President & CEO
Jodi L. Anhorn, P. Eng.
   Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Re: Registration statement on Form F-3 (the "Registration Statement") of Pengrowth Energy Corporation (the "Corporation")

We hereby consent to (i) all references to our name included or incorporated by reference in the Registration Statement; and (ii) the inclusion or incorporation by reference of our reports and opinions evaluating the reserves of Pengrowth Energy Corporation as of December 31, 2011 in the Registration Statement and information derived therefrom, which reports and opinions appear in the Annual Report on Form 40-F of Pengrowth Energy Corporation as filed with the SEC on February 28, 2012, as amended by Amendment No.1 to Form 40-F filed with SEC on March 1, 2012.

Additionally, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Doug R. Sutton

Doug R. Sutton, P. Eng.
Vice-President

Dated: April 23, 2012
Calgary, Alberta CANADA